                                                                      Exhibit 11

                 Statement Re Computation of Per Share Earnings

Primary earnings per share were calculated as follows:

                                                  Three Months            Nine Months
                                                     Ended                   Ended
                                                    June 30,                June 30,
                                               -------------------------------------------
                                                 1995       1994        1995        1994
                                                 ----       ----        ----        ----
                                                               In Thousands
                                                         Except per share amounts
Net income                                     $ 5,377     $ 6,915     $18,691     $19,304
==========================================================================================

Average shares of common stock outstanding      11,480      11,517      11,461      11,477
Add:  Net shares assumed to be issued for
      dilutive stock options                       305         321         298         366
------------------------------------------------------------------------------------------

Average shares of common stock and
 common stock equivalents outstanding           11,785      11,838      11,759      11,843
==========================================================================================

Earnings per share of common stock and
 common stock equivalents                      $  0.46     $  0.58     $  1.59     $  1.63
==========================================================================================

Fully diluted earnings per share were calculated as follows:

                                                  Three Months            Nine Months
                                                     Ended                   Ended
                                                    June 30,                June 30,
                                               -------------------------------------------
                                                 1995       1994        1995        1994
                                                 ----       ----        ----        ----
                                                               In Thousands
                                                         Except per share amounts
Net income                                     $ 5,377     $ 6,915     $18,691     $19,304
==========================================================================================

Average shares of common stock outstanding      11,480      11,517      11,461      11,477
Add:  Net shares assumed to be issued for
      dilutive stock options                       320         321         305         366
------------------------------------------------------------------------------------------

Average shares of common stock and
  common stock equivalents outstanding
  assuming full dilution                        11,800      11,838      11,766      11,843
==========================================================================================

Earnings per share of common stock and
  common stock equivalents assuming full
  dilution                                     $  0.46     $  0.58     $  1.59     $  1.63
==========================================================================================



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